UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2003

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-13881 (Commission File No.)	52-2055918 (IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland 20817

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

ITEM 9.    REGULATION FD DISCLOSURE

This information, furnished under this “Item 9. Regulation FD Disclosure,” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

Marriott International, Inc. (the Company) published its fourth quarter and full year 2002 results in a financial statement format which provided detail not included in previously issued reports. The Company today is furnishing its Consolidated Statement of Income by Quarter for the Fiscal Year Ended January 3, 2003 in this new format to provide comparable detail for the first three quarters of 2002. This new format does not result in any changes to the Company’s reported total revenues, expenses, or earnings in any quarter, other than the changes necessary to reflect the Senior Living Services and Distribution Services businesses as discontinued operations. A copy of the Consolidated Statement of Income by Quarter for the Fiscal Year Ended January 3, 2003 is attached as Exhibit 99 and incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date:	April 8, 2003	By:	/s/ MICHAEL J. GREEN
Michael J. Green

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99	Marriott International, Inc. Consolidated Statement of Income by Quarter for the Fiscal Year Ended January 3, 2003.